CERTIFIED PUBLIC ACCOUNTANTS                      Stockman Kast
                                                  Ryan & Scruggs, PC
Western National Bank Bldg.

P.O. Box 938
Colorado Springs, CO 80901-0938

102 N. Cascade Ave.
Suite 450
Colorado Springs, CO 80903

Office (719) 630-1186
FAX (719) 630-1187

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
M.D.J.B., Inc.
Colorado Springs, Colorado

We have audited the accompanying consolidated balance sheets of M.D.J.B., Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of M.D.J.B., Inc. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, M.D.J.B., Inc. and subsidiary changed its method of accounting for advertising costs in 1995.

STOCKMAN KAST RYAN & SCRUGGS, P.C.

/s/ STOCKMAN KAST RYAN & SCRUGGS, P.C.

Colorado Springs, Colorado
February 6, 1996
(except Note 10 as to which
the date is March 29, 1996)